Exhibit 5.1

May 21, 2008

FelCor Lodging Trust Incorporated

545 E. John Carpenter Freeway, Suite 1300

Irving, TX 75062

Re:	FelCor Lodging Trust Incorporated Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special counsel to FelCor Lodging Trust Incorporated, a Maryland corporation (the “Company”), in connection with a Registration Statement on Form S-8 of the Company (the “Registration Statement”), to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), relating to the proposed issuance of up to 1,800,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”), authorized for issuance pursuant to the Company’s 2005 Restricted Stock and Stock Option Plan, as amended on May 21, 2008 (the “Amended Plan”).

We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all copies submitted to us as conformed, certified or reproduced copies.

We have also assumed that (i) each award agreement setting forth the terms of each award granted pursuant to the Amended Plan is consistent with the Amended Plan and has been duly authorized and validly executed and delivered by the parties thereto; (ii) at the time of each issuance of Shares, there will be sufficient shares of Common Stock authorized for issuance under the Company’s charter that have not otherwise been issued or reserved or committed for issuance; and (iii) the price per share paid for Shares issued pursuant to the Amended Plan is not less than the par value of the Shares.

As to various questions of fact relevant to this letter, we have relied, without independent investigation, upon certificates of public officials and certificates of officers of the Company, all of which we assume to be true, correct and complete.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations stated herein, we are of the opinion that when the Shares have been issued and delivered in accordance with the terms of the Amended Plan and applicable award agreement

1700 Pacific Avenue, Suite 4100 / Dallas, Texas 75201-4675 / 214.969.2800 / fax: 214.969.4343 / akingump.com

FelCor Lodging Trust Incorporated

May 21, 2008

and as described in the Registration Statement, the Shares will be validly issued, fully paid and non-assessable.

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A.

We express no opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Maryland and the federal Laws of the United States. As used herein, the term “Laws” includes statutory provisions, all applicable constitutional provisions and reported judicial decisions interpreting such laws.

B.

This opinion letter is limited to the matters expressly stated herein and no opinion is to be inferred or implied beyond the opinion expressly set forth herein. We undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or any other person or any other circumstance.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

Very truly yours,

/s/ Akin, Gump, Strauss, Hauer & Feld L.L.P.
AKIN, GUMP, STRAUSS, HAUER & FELD L.L.P.